EXHIBIT 10.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDING AGREEMENT (“Amending Agreement”) is made and entered into as of October 21, 2008 among HealthAxis Inc., a Pennsylvania corporation (“HealthAxis”), Outsourcing Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HealthAxis (“Merger Sub”) and BPO Management Services, Inc., a Delaware corporation (“BPOMS”).  Each of HealthAxis, Merger Sub and BPOMS are sometimes referred to herein as a “Party” or, collectively, the “Parties”.

RECITALS

A.
HealthAxis, Merger Sub and BPOMS entered into an agreement and plan of merger (the “Merger Agreement”) as of September 5, 2008 providing for a merger of Merger Sub into BPOMS and the issuance of shares of HealthAxis Common Stock and HealthAxis Series B Preferred Stock to the securityholders of BPOMS.

B.	The Parties have agreed to amend certain provisions of the Merger Agreement, as provided by this Amending Agreement.

AGREEMENT

IN CONSIDERATION OF the foregoing and of the mutual covenants and agreements herein contained, the Parties agree as follows:

1.	In this Amending Agreement, all capitalized terms which are not defined herein shall have the same meanings as set out in the Merger Agreement.

2.
Each of the Exchange Ratios provided for by the Merger Agreement in respect of each class or series of BPOMS Stock and in respect of each series of the BPOMS Investor Warrants, BPOMS Non-Investor Warrants and BPOMS Options indicated below are hereby amended (and remain subject to adjustment after determination of the Reverse Split and otherwise in accordance with Section 3.6 of the Merger Agreement) to be the amounts hereinafter specified (and the definitions of each of the Exchange Ratios in the Merger Agreement shall be as so specified):

Class or Series of Stock, Warrants or Options	Amended Exchange Ratios
BPOMS Common Shares	0.2467 (“Exchange Ratio”)
BPOMS Series A Preferred Shares	0.2773 (“Exchange Ratio”)
BPOMS Series B Preferred Shares	0.2467 (“Exchange Ratio”)
BPOMS Series C Preferred Shares	1.2868 (“Series C Exchange Ratio”)
BPOMS Series D Preferred Shares	3.9475 (“Series D Exchange Ratio”)
BPOMS Series D-2 Preferred Shares	3.9475 (“Series D-2 Exchange Ratio”)
BPOMS Series F Preferred Shares	6.1679 (“Series F Exchange Ratio”)
BPOMS Series C Investor Warrant ($0.01)	0.2467 (“Series C Warrant Exchange Ratio”)
BPOMS Series D Investor Warrant ($0.01)	0.2467 (“Series D Warrant Exchange Ratio”)
BPOMS Outstanding Investor Warrants	0.2467 (“Exchange Ratio”)
BPOMS Non-Investor Warrants	0.2467 (“Exchange Ratio”)
BPOMS Options	0.2467 (“Exchange Ratio”)

3.	Paragraph 9.1(h) of the Merger Agreement is hereby amended by changing the Termination Date from December 31, 2008 to January 31, 2009.

4.	Paragraph 9.3(c) of the Merger Agreement is hereby deleted and replaced with the following:

“HealthAxis shall pay BPOMS a termination fee of $500,000 upon (i) termination of this Agreement by BPOMS pursuant to Section 9.1(d) at any time, or (ii) termination of this Agreement by BPOMS or HealthAxis pursuant to Section 9.1(f) at any time prior to October 27, 2008.   HealthAxis shall pay BPOMS a termination fee of $1,000,000: (x) upon termination of this Agreement by BPOMS or HealthAxis pursuant to Section 9.1(f) at any time on or after October 27, 2008, or (y) in the event that HealthAxis terminates this Agreement pursuant to Section 9.1(h) and, prior to the Termination Date, HealthAxis has received an Acquisition Proposal from another Person and HealthAxis then completes an Acquisition Transaction with that Person or any affiliate thereof at any time on or before December 31, 2009.”

5.	Paragraph 9.3(d) of the Merger Agreement is hereby deleted and replaced with the following:

“BPOMS shall pay HealthAxis a termination fee of $500,000 upon (i) termination of this Agreement by HealthAxis pursuant to Section 9.1(c) at any time, or (ii) termination of this Agreement by HealthAxis or BPOMS pursuant to Section 9.1(g) at any time prior to October 27, 2008.   BPOMS shall pay HealthAxis a termination fee of $1,000,000 upon termination of this Agreement by HealthAxis or BPOMS pursuant to Section 9.1(g) at any time on or after October 27, 2008.”

6.	All numerical references in the Merger Agreement to the number of BPOMS Series A Preferred Shares authorized or issued and outstanding shall be deemed to be 1,608,612.

7.
All numerical references in the Certificate of Designation of the HealthAxis Series B Preferred Shares shall be adjusted consistent with the modification of the Exchange Ratios set forth in this Amending Agreement.

8.
As and from the date of this Amending Agreement, all references in any other documents to the Merger Agreement shall be construed as references to the Merger Agreement, as amended hereby.  Except as expressly amended hereby, each and every provision of the Merger Agreement shall continue in full force and effect and is hereby confirmed, and all rights and obligations of the Parties shall not be affected in any manner except as specifically provided for in this Amending Agreement.

9.
This Amending Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amending Agreement as of the date first above written.

HEALTHAXIS INC.

Per:  /s/  John Carradine

OUTSOURCING MERGER SUB, INC.

Per:  /s/  John Carradine

BPO MANAGEMENT SERVICES, INC.

Per:  /s/  Patrick Dolan